UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2006
Date of Report (Date of earliest event reported)

GA COMPUTER SCIENCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50459	98-0396733
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#204, 1323 Lincoln Street
Bellingham, WA	98229
(Address of principal executive offices)	(Zip Code)

(360) 483-8248
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K constitute "forward-looking statements.” These statements, identified by words such as “plan,” "anticipate," "believe," "estimate," "should," "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under Section 2 and elsewhere in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (the “SEC”), particularly our annual reports on Form 10-KSB, our quarterly reports on Form 10-QSB and our current reports on Form 8-K.

As used in this report, the terms “we,” “us,” “our,” the “Company,” and “GA” mean GA Computer Sciences Inc., unless otherwise indicated. All dollar amounts in this Current Report on Form 8-K are expressed in U.S. dollars, unless otherwise indicated.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective November 13, 2006, we completed the acquisition of Vitavea AG (“Vitavea”). The acquisition of Vitavea was completed pursuant to the terms of the share purchase agreement dated effective as of July 31, 2006 (the “Share Purchase Agreement”) among us, Vitavea, WKB Beteiligungsgesellschaft mbH (“WKB”), Crystalwood Holdings Ltd. (“Crystalwood”), Peter J. Hoyle and Lina Zhou.

Under the terms of the Share Purchase Agreement, we acquired all of the outstanding shares of Vitavea from WKB and Crystalwood and, in exchange, we issued the following shares of our common stock:

		Shares of
	Shares of Vitavea	GA Common Stock
WKB Beteiligungsgesellschaft mbH	45,500	31,258,500
Crystalwood Holdings Ltd.	4,500	3,091,500
Total:	50,000 shares	34,350,000 shares

WKB also acquired an additional 40,650,000 shares of our common stock from Mr. Hoyle and Ms. Zhou at an aggregate price of $10,000.

Mr. Hoyle was our sole executive officer and a member of our Board of Directors from our inception until November 13, 2006. Ms. Zhou was a member of our Board of Directors from February 1, 2006 to May 30, 2006. Upon closing, Mr. Hoyle resigned as our sole executive officer and as a member of our Board of Directors. In his place, Roger Liere, the managing director of Vitavea, was appointed to our Board of Directors and as our Chief Executive Officer and President. John Boschert, a member of our Board of Directors since May 30, 2006, was appointed as our Chief Financial Officer, Treasurer and Secretary.

A copy of the press release announcing our acquisition of Vitavea is attached as an exhibit to this report.

FORM 10-SB INFORMATION

DESCRIPTION OF BUSINESS

We were incorporated on March 10, 2004 under the laws of the State of Nevada. On January 17, 2006, we completed a 10-for-1 split of our common stock. As a result of the stock split, our authorized share capital increased from 75,000,000 shares of common stock, par value $0.001 per share, to 750,000,000 shares of common stock, par value $0.001 per share. The number of shares of our common stock issued and outstanding increased from 7,377,500 shares to 73,775,000 shares immediately after the stock split.

Prior to acquiring Vitavea, we had been engaged in the business of producing, marketing and selling OpenOffice computer software on CD-ROM. We produced CD-ROM’s of OpenOffice software and marketed and sold the discs via the Internet, through our website at www.gacompsi.com.

Now that we have acquired all of the outstanding shares of Vitavea, we intend to discontinue our software business in order to focus our resources on developing Vitavea’s nutritional supplements business.

Vitavea AG

Vitavea, formed on March 31, 2004 under the laws of the Federal Republic of Germany, is engaged in the business of marketing and distributing nutritional supplements. In addition, Vitavea holds a patent for a chemical composition that it hopes to be able to develop into an approved drug to be used to assist in the maintenance of blood sugar levels. Vitavea hopes to begin the drug approval process sometime in 2006.

Currently, Vitavea is focusing on marketing two nutritional supplements that it calls MENTAL VIT and MENTAL VIT Junior.

Mental Vit and Mental Vit Junior

Vitavea has developed two nutritional supplements called MENTAL VIT and MENTAL VIT Junior that it intends to sell in Germany.

Vitavea has developed MENTAL VIT and MENTAL VIT Junior to provide a balanced combination of nutrients essential to a healthy body. Vitamins, minerals and other trace elements play a vital role in maintaining a healthy body. These substances are used by the body to convert food into energy, to promote tissue and cell growth, to build and maintain the body’s immune system, to produce vital hormones and enzymes, and to detoxify the body. However, the human body is incapable of producing many of these vitamins, minerals and trace elements on its own. In addition, although the variety of foods available for consumption is greater than ever before, it is still extremely difficult for people to maintain the proper nutritional balance through choice of foods alone. MENTAL VIT and MENTAL VIT Junior are designed to bridge this gap.

MENTAL VIT is a nutritional supplement containing 26 important vitamins, minerals and trace elements, designed to meet a body’s needs. In addition, MENTAL VIT provides a full daily dosage of important anti-oxidants and carotenoids. MENTAL VIT is designed to deliver the body with key nutrients essential to a healthy body. In addition, MENTAL VIT’s combination of key nutrients can counteract the ageing process and increase mental and physical functioning.

MENTAL VIT Junior is a special formulation designed by Vitavea specifically for children and teenagers under the age of 16.

Proposed Drug for Maintaining Blood Sugar Levels

In addition to MENTAL VIT and MENTAL VIT Junior, we own a patent for a composition comprising chromium (the “Chromium Patent”) that we hope to develop into an approved drug that can be used to control blood sugar levels. The Chromium Patent was granted in 2001, and is registered with the European Patent Office.

The Chromium Patent is for a formulation comprising mainly of the mineral chromium and glucose that is designed to regulate the supply of glucose to the body’s cells. This formulation is designed to ensure a continuous glucose supply to the cells, while avoiding any drops in performance caused by glucose deficiency in the cell. Vitavea anticipates that its chromium formulation will be administrable orally, in pill form, or intravenously.

Vitavea has not yet obtained regulatory approval to market and produce this product. Vitavea intends to make an application to the relevant government authorities in Germany sometime in 2006 in order to begin the approval process. However, the approval process is expected to take between 3 to 15 years and there are no assurances that Vitavea will ever obtain approval for the use or distribution of this product.

Proposed Skin Cream Product

Vitavea is also working on developing a skin cream product based on the olive leaf to be used as a skin smoothing product. This product is currently still in the development stage and is not yet ready to be marketed.

Planned Manufacturing and Distribution Strategy

Although the MENTAL VIT and MENTAL VIT Junior formulations developed by Vitavea have been finalized, Vitavea has not yet begun large scale manufacturing efforts. To date, only small sample quantities of MENTAL VIT and MENTAL VIT Junior have been produced. Vitavea is currently negotiating with chemical manufacturers to produce MENTAL VIT and MENTAL VIT Junior in large scale quantities.

Currently, Vitavea intends to target the sale of its products directly to wholesale distributors within Germany. It is expected that these distributors will, in turn, sell Vitavea’s products to retail pharmacies and supermarkets.

All regulatory approvals necessary for the manufacture and distribution of the MENTAL VIT and MENTAL VIT Junior products in Germany have been obtained.

Competitive Market Conditions

Although Vitavea believes that the market for nutritional supplements is one with significant growth potential, there are a number of established and well known manufacturers of nutritional supplements. A large number of these manufacturers are large, multinational corporations with financial, personnel and other resources that far exceed the resources of Vitavea. Many of these corporations have existing products and brand names that will compete directly with Vitavea’s MENTAL VIT and MENTAL VIT Junior products. In addition, there are a number of competitive barriers to entry in the nutritional supplements business, including the potential inability to secure retail shelf space and customer brand loyalty.

Vitavea is a new entrant into the nutritional supplements industry, is still in the development stage of its business and has not yet begun significant manufacturing, distribution or marketing efforts. There are no assurances that Vitavea or its products will be able to effectively compete with its well established competitors.

Employees

Vitavea currently has 14 full-time employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

Vitavea’s plan of operation for the next twelve months will involve the following:

(a)

Product Marketing Efforts: During the next twelve months, Vitavea will attempt to develop the market for its MENTAL VIT and MENTAL VIT Junior product lines. Vitavea will focus on marketing its products to local pharmacies and drug stores in Germany. In addition, Vitavea intends to launch a television advertising campaign on local television stations and a printed media campaign appearing in local magazines. Finally, Vitavea will explore the feasibility of direct marketing campaigns to be directed at German health and wellness centers.

(b)

Product Development Efforts: Vitavea will begin product development efforts in order to expand its current product lines. Currently, Vitavea plans to work on developing a skin cream to be used for smoothing the skin and on developing a usable drug for maintaining blood sugar levels based on its chromium formulation. In addition, Vitavea is exploring the possibility of developing medical bath products.

We anticipate that we will require approximately EUR 5,300,000 (approximately $6,837,000) over the next twelve months in order to complete Vitavea’s plan of operation. This amount will be spent on marketing and advertising efforts, product development efforts and on general administrative expenses related to the operation of our business.

Financing Requirements

Currently, we do not have sufficient financial resources to complete our plan of operation for the next twelve months. We have not earned any significant revenues to date, and there are no assurances that we will be able to generate significant revenues in the future. As such, our ability to complete our plan of operation is expected to be dependent upon our ability to obtain substantial financing in the near term.

The majority of any financing that we obtain is expected to be in the form of sales of our equity securities as traditional debt financing is not expected to be available to us in sufficient amounts at this stage of our development. If we are successful in completing any equity financings, of which there is no assurance, our existing shareholders will experience a dilution of their interest in our company. If we are not successful in raising sufficient financing, we will not be able to complete our current plan of operation. We do not have any specific alternatives to our current plan of operation and have not planned for any such contingency. If we are not successful in raising sufficient financing, our business may fail and our shareholders may lose all or part of their investment.

Off Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Reverse Acquisition Accounting

Under generally accepted accounting principles, the acquisition of Vitavea has been accounted for as a reverse acquisition and Vitavea has been treated as the acquiring entity for accounting and financial reporting purposes. As such, our consolidated financial statements will be presented as a continuation of the operations of Vitavea and not GA Computer Sciences Inc. The operations of GA will be included in the consolidated statement of operations from the effective date of the acquisition, November 13, 2006.

Risks And Uncertainties

Need For Financing

We do not currently have the financial resources to complete our plan of operation for the next twelve months. We anticipate that we will require approximately $6,837,000 in financing in order to fund our plan of operation over the next twelve months. We presently do not have any financing arrangements in place and there is no assurance that we will be able to obtain sufficient financing on terms acceptable to us or at all. If further financing is not available or obtainable, our ability to meet our financial obligations and pursue our plan of operation will be substantially limited and investors may lose a substantial portion or all of their investment.

Limited Operating History, Risks Of A New Business Venture

Vitavea was formed on March 31, 2004 and, as such, has a very short operating history upon which future performance may be assessed. Vitavea has not earned any revenues to date.

Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to research and development programs, marketing, approvals by government agencies, competition and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that our business will prove successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations.

We May Become The Subject Of Product Liability Suits

We could become subject to product liability claims in connection with the use of our nutritional supplements or any other future products that we develop. If we do become the subject of such claims, we may not have sufficient financial resources to defend against such claims or to satisfy any judgments made against us. We do not currently carry product liability insurance and there are no assurances that we will carry such insurance in the future. If we become the subject of such claims and are unable to defend against such claims or are unsuccessful in defending against such claims, our business may fail.

Nutritional Supplements Are Subject To Extensive Government Regulation

The nutritional supplements industry is heavily regulated, and those regulations are changing at a rapid pace. Although Vitavea has obtained regulatory approval for its MENTAL VIT and MENTAL VIT Junior products within Germany, there are no assurances that it will not be required to obtain additional approvals in the future. In addition, if Vitavea is successful in developing its chromium formulation or any other products, of which there are no assurances, it will be required to obtain regulatory approval for those products prior to bringing them to market. In order to obtain approval for its products, Vitavea may be required to prove the effectiveness and safety of its products. In addition, Vitavea could be required to conduct lengthy and expensive clinical trials of its products. Obtaining regulatory approval for Vitavea’s products could be a lengthy and expensive process. There are no assurances that Vitavea will be able to meet the future costs of obtaining any necessary approvals or that Vitavea will be able to obtain such approvals at all.

The Nutritional Supplements Industry Is Highly Competitive. Many Of Our Competitors Are Better Established And Have Greater Resources Than We Do

The nutritional supplements industry is highly competitive. Many of our competitors are better established and have substantially greater capital resources, research and development capabilities, and personnel resources than we do. These companies may be better able than us to develop, refine and manufacture new products and may be better able to market their existing products. In addition, many of these competitors have products and brand names with a high degree of customer awareness and customer loyalty. If we are not able to overcome the competitive advantages possessed by our competition, our business may fail.

Dependence On Key Personnel

Our future success will largely depend upon the performance of our directors and officers and the managers of Vitavea. Our success will also depend upon our ability to attract and retain skilled technical, research, management, sales and marketing personnel. Competition for such personnel is intense. The loss of key personnel or the inability to attract and retain key personnel could have a significantly detrimental effect on our business, operating results and financial condition.

DESCRIPTION OF PROPERTY

We do not own any real property or any rights to acquire any real property. We currently lease office space at #204, 1323 Lincoln Street, Bellingham, Washington, consisting of approximately 300 square feet, at a cost of $300 per month.

Vitavea currently leases office space at Pascalstr. 5, 47506 Neukirchen-Vluyn, Germany, at a cost of EUR 2,320 (approximately $2,900) per month. This office space consists of approximately 860 square feet. Vitavea sublets this office space from Marc Aurel GmbH, a financial services company of which Roger Liere is a managing director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 13, 2006 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers as defined in Item 402(a)(2) of Regulation SB under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Roger Liere
	Director, Chief Executive Officer and	Nil	Nil
President,
Pascalstr. 5
47506 Neukirchen-Vluyn, Germany
Common Stock	John Boschert
	Director, Chief Financial Officer,	Nil	Nil
Treasurer and Secretary
1480 Gulf Road, Suite 205
Point Roberts, WA 98281
Common Stock	Hans Buedding
	Supervisory Board Member, Vitavea	Nil	Nil
Goethestr. 29
46487 Wesel, Germany
Common Stock	Birka Marckhoff
	Supervisory Board Member, Vitavea	Nil	Nil
Kattenstr. 97
47475 Kamp-Lintfort, Germany
Common Stock	Ralf Victor
	Supervisory Board Member, Vitavea	Nil	Nil
Kaiser-Wilhelm-Allee 7
42117 Wuppertal, Germany
Common Stock	Peter J. Hoyle
	Former Officer and Director	Nil	Nil
1240 Glen Abbey Drive
Burnaby, British Columbia
Canada V5A 3Y4
Common Stock	Lina Zhou
	Former Director	Nil	Nil
8331 Cantley Road
Richmond, British Columbia
Canada V7C 3R8
Common Stock	All Officers and Directors as a Group
	(7 persons)	Nil	Nil

Percentage of
	Name and Address	Number of Shares	Common
Title of Class	of Beneficial Owner	of Common Stock(1)	Stock(1)
5% SHAREHOLDERS
Common Stock	WKB Beiligungsgesellschaft mbH
	Koesterstrasse 1a	71,908,500	65.9%
47053 Duisberg, Germany

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 13, 2006 immediately upon completion of the acquisition of Vitavea. As of November 13, 2006, there were 109,125,308 shares of our common stock issued and outstanding.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors, Executive Officers and Significant Employees

The following table sets forth the names and positions of our officers, directors and significant employees as of the date hereof.

Name	Age	Positions
Roger Liere	37	Director, Chief Executive Officer and President of the Company
		and Managing Director of Vitavea.
John Boschert	35	Director, Chief Financial Officer and Treasurer of the Company
Ralf U. Victor	57	Supervisory Board Member, Vitavea
Birka Marckhoff	40	Supervisory Board Member, Vitavea
Hans Buedding	67	Supervisory Board Member, Vitavea

Set forth below is a brief description of the background and business experience of our executive officers, directors and significant employees:

Roger Liere was appointed to our Board of Directors and as our Chief Executive Officer and President upon closing of our acquisition of Vitavea on November 13, 2006. Mr. Liere has acted as the managing director of Vitavea since June 16, 2005. Since 1997, Mr. Liere has acted as the managing director of Marc Aurel Werbeagentur und Finanzdiensteleistungsinstitut, a financial services company.

John Boschert was appointed as our Chief Financial Officer, Treasurer and Secretary upon closing of our acquisition of Vitavea on November 13, 2006, and has acted as a member of our Board of Directors since May 30, 2006.

Mr. Boschert is a self-employed business consultant. From July 2003 to June 2005, he was the president and owner of a food and beverage company based in Port Alberni, British Columbia, Canada. From 1999 to 2003, he served as a business consultant and officer of Qincom Networks Inc., a telecommunications services provider. From 1998 to 2002, he served as a business consultant and director of Universal Domains, Inc., a food services and domain name provider.

Mr. Boschert has acted as an officer and director of Balsam Ventures Inc., a company engaged in the business of developing a self-chilling beverage container.

Since June 28, 2005, Mr. Boschert has been the Secretary of Clyvia Inc., a company that, through its German subsidiary, Clyvia Technology GmbH, is developing a proprietary technology that utilizes a process known as fractional depolymerization to produce diesel fuel and heating oil from various forms of recyclable waste materials, including vegetable oils, plastics and organic solids.

Since April 19, 2006, John Boschert has been the Secretary and Treasurer of Skyflyer Inc., a development stage company engaged in the business of developing a recreational flying device and facility in which the flying device is to operate.

Since March, 2006, John Boschert has acted as a director of Exploration Drilling International Inc. (“EDI”). Mr. Boschert also acts as the Secretary for EDI. EDI is a development stage company that provides well drilling services and equipment.

Ralf Victor was appointed to the supervisory board of Vitavea effective July 24, 2006. Mr. Victor and the other members of the supervisory board of Vitavea are responsible for establishing the policies of Vitavea, supervising Vitavea’s management and approving or rejecting major corporate decisions. From 1997 to 2004, Mr. Victor acted as the Chief Accountant for Essmann & Schaefer GmbH & Co. KG, a German manufacturing company. Since 2004, Mr. Victor has been self-employed, consulting with businesses on general accounting and business management issues.

Hans Buedding was appointed to Vitavea’s supervisory board effective July 24, 2006. Mr. Buedding spent over 20 years working in the labor office for the City of Wesel, Germany. Mr. Buedding has been retired since 2002.

Birka Marckhoff was appointed to Vitavea’s supervisory board effective July 24, 2006. From 1998 to 2002, Ms. Marckhoff was employed at Goettler Finanz AG, in Neukirchen-Vluyn, Germany. Since 2002, Ms. Marckhoff has been employed at Marc Aurel Werbeagentur und Finanzdiensteleistungsinstitut, a financial services company.

Legal Proceedings Involving Directors And Executive Officers

We are not aware of any legal proceedings to which any of our current or former directors, officers, affiliates, or owners of more than five percent of the Company’s common stock (beneficially or of record) is a party adverse in interest to us. None of our current or former officers or directors have been the subject of any bankruptcy petitions filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. We are also not aware of any legal proceedings to which WKB or any affiliate of WKB is a party adverse in interest to us.

Committees Of The Board Of Directors

Our Board of Directors does not maintain a separately-designated standing audit committee. As a result, our entire Board of Directors acts as our audit committee. Our Board of Directors, as currently constituted, does not meet the definition of an “audit committee financial expert.” We believe that the cost related to appointing a financial expert to our Board of Directors at this time is prohibitive.

We presently do not have a compensation committee, nominating committee, an executive committee of our Board of Directors, stock plan committee or any other committees.

Terms Of Office

Our directors are elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our Board of Directors and hold office until removed by our Board of Directors or until their successors are appointed.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain compensation information for (i) all individuals serving as our chief executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level (the “CEO”); (ii) our four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year; and up to two additional individuals for whom disclosure would have been provided pursuant to subparagraph (ii) of this item but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last completed fiscal year (collectively, or “named executive officers”).

			ANNUAL COMPENSATION			LONG TERM COMPENSATION
Name	Title	Year Ended Oct. 31*	Salary	Bonus	Other Annual Compen- sation	AWARDS		PAYOUTS	All Other Compen- sation
						Restricted Stock Awarded	Options/ SARs* (#)	LTIP payouts ($)
Roger Liere(1)	CEO, President	2006*	$12,900	$0	$0	$0	$0	$0	$0
	and Director	2005	$9,030	N/A	N/A	N/A	N/A	N/A	N/A
		2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
John	CFO, Treasurer	2006	$0	$0	$0	$0	$0	$0	$0
Boschert(2)	and Secretary	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A
		2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Birka	Vitavea	2006	$0	$0	$0	$0	$0	$0	$0
Marckhoff(3)	Supervisory Board	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Member	2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Hans	Vitavea	2006	$0	$0	$0	$0	$0	$0	$0
Buedding(3)	Supervisory Board	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Member	2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ralf Victor(3)	Vitavea	2006	$0	$0	$0	$0	$0	$0	$0
	Supervisory Board	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Member	2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Guenter	Vitavea	2006	$0	$0	$0	$0	$0	$0	$0
Doelcken(4)	Former	2005	$0	$0	$0	$0	$0	$0	$0
	Supervisory Board	2004	$0	$0	$0	$0	$0	$0	$0
	Member
Dr. Harald	Vitavea	2006	$0	$0	$0	$0	$0	$0	$0
Kapell(4)	Former	2005	$0	$0	$0	$0	$0	$0	$0
	Supervisory Board	2004	$0	$0	$0	$0	$0	$0	$0
	Member
Walter	Vitavea	2006*	$81,092	$0	$0	$0	$0	$0	$0
Krahl(4)(5)	Former	2005	$70,635	$0	$0	$0	$0	$0	$0
	Supervisory Board	2004	$0	$0	$0	$0	$0	$0	$0
	Member
Peter J.	Former CEO,	2006	$0	$0	$0	$0	$0	$0	$0
Hoyle(6)	President, CFO,	2005	$0	$0	$0	$0	$0	$0	$0

			ANNUAL COMPENSATION			LONG TERM COMPENSATION
Name	Title	Year Ended Oct. 31*	Salary	Bonus	Other Annual Compen- sation	AWARDS		PAYOUTS	All Other Compen- sation
						Restricted Stock Awarded	Options/ SARs* (#)	LTIP payouts ($)
	Treasurer,	2004	$0	$0	$0	$0	$0	$0	$0
	Secretary and
	Director
Lina Zhou(7)	Former Director	2006	$0	$0	$0	$0	$0	$0	$0
		2005	$0	$0	$0	$0	$0	$0	$0
		2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
*	2006 figures for the ten month period ended October 31, 2006. 2004 and 2005 figures for the twelve month periods ended December 31.

(1)

Mr. Liere was appointed to our CEO and President and as a member of our Board of Directors on November 13, 2006, upon the completion of our acquisition of Vitavea. Mr. Liere was appointed as the managing director of Vitavea on June 16, 2005. Since his appointment as the managing director of Vitavea, Mr. Liere has received management fees in the amount of EUR 1,000 (approximately $1,290) per month from Vitavea. The total consulting fees paid to Mr. Liere by Vitavea for the ten months ended October 31, 2006 was EUR 10,000 (approximately $12,900).

(2)

Mr. Boschert was appointed as a member of our Board of Directors on May 30, 2006 and as our Chief Financial Officer, Treasurer and Secretary on November 13, 2006, upon completion of our acquisition of Vitavea. Mr. Boschert does not currently receive any compensation in exchange for the services provided by him.

	(3)	Messrs. Buedding and Victor, and Ms. Marckhoff have each been members of the supervisory board of Vitavea since July 24, 2006.

	(4)	Messrs. Doelcken, Kapell and Krahl were each members of the supervisory board of Vitavea from March 31, 2004 until July 24, 2006.

(5)

Since September, 2005, Vitavea has paid Mr. Krahl consulting fees of EUR 14,500 per month. During the ten months ended October 31, 2006, the consulting fees paid to Mr. Krahl totaled EUR 62,862 (approximately $81,092) and EUR 54,755 (approximately $70,635) for the year ended December 31, 2005.

	(6)	Mr. Hoyle was a member of our Board of Directors and our sole executive officer from the date of our inception to November 13, 2006.

	(7)	Ms. Zhou was a member of our Board of Directors from February 1, 2005 to May 30, 2006.

Stock Option Grants

We did not grant any stock options to our executive officers or directors during our most recent fiscal year ended October 31, 2006. We also have not granted any stock options to our executive officers or directors since October 31, 2006. In addition, as of the date of this report, no retirement, pension or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

Exercises Of Stock Options And Year-End Option Values

No stock options were exercised by our executive officers or directors during the financial year ended October 31, 2006 and no stock options have been exercised since October 31, 2006.

Long-Term Incentive Plans

We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

Compensation Of Directors

No management or other fees were paid during the years ended October 31, 2006, 2005 or 2004 to our directors in exchange for their services as directors.

Employment Contracts

We do not have any written employment contracts with any of our executive officers or directors. We also do not have any termination of employment or change-in-control arrangements with any of our executive officers or directors. Vitavea currently pays Mr. Liere a management fee of EUR 1,000 per month for acting as the managing director of Vitavea. No other consideration is paid to our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, in the last two years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  Any of our promoters; and
  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

On November 13, 2006, we issued a total of 31,258,500 shares of our common stock to WKB in exchange for all of the shares of Vitavea. The sole shareholder of WKB is Walter Krahl. Mr. Krahl is the brother in law of Birka Marckhoff, a member of the supervisory board of Vitavea.

Vitavea currently rents office space from Marc Aurel GmbH, a financial services company of which Roger Liere is a managing director. The office space, located at Pascalstr. 5, 47506 Neukirchen-Vluyn, Germany, consists of approximately 860 square feet, for which, Vitavea pays monthly rent of EUR 2,320 (approximately $2,900).

On March 31, 2004, Vitavea acquired the Chromium Patent from Karola Doelcken at a price of EUR 24,999. In payment of the purchase price for the Chromium Patent, Birka Marckhoff, the founder of Vitavea, transferred 24,999 of the 50,000 shares of Vitavea owned by her to Ms. Doelcken. The value of the shares transferred by Ms. Marckhoff to Ms. Doelcken was EUR 24,999. Vitavea then paid the EUR 24,999 purchase price directly to Ms. Marckhoff. Ms. Doelcken was the managing director of Vitavea from March 31, 2004 until June 16, 2005.

DESCRIPTION OF SECURITIES

General

Our authorized capital consists of 750,000,000 shares of common stock, with a par value of $0.001 per share. As of November 13, 2006, there were 109,125,308 shares of our common stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our capital stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Section 2.6 of our Bylaws, a majority of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the stockholders of the Company in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action. Certain fundamental corporate changes such as the liquidation of all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote.

Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

The holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our Board of Directors, from funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all our assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Chapter 78 of the NRS does provide certain limitations on our ability to declare dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)

except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Nevada Anti-Takeover Laws

NRS Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not contain any provisions with respect to acquisitions of controlling interests.

The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:

(a)	has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and

(b)	does business in the State of Nevada, either directly or through an affiliated corporation.

We do not currently do business in the State of Nevada and we have no plans to conduct business in the State of Nevada in the foreseeable future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Our common shares are quoted on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”) under the symbol “GACU.” Our shares were first traded on the OTC Bulletin Board on December 2, 2005 under the stock symbol “GACS.” Our symbol was changed to “GACU” on January 17, 2006 upon completion of our 10-for-1 stock split. The following table indicates the high and low bid prices of the common shares obtained during the periods indicated:

	2006		2005
	High	Low	High	Low
First Quarter ended January 31	$ 1.30	$ 1.05	N/A	N/A
Second Quarter ended April 30	$ 1.98	$ 1.20	N/A	N/A
Third Quarter ended July 31	$ 2.33	$ 1.51	N/A	N/A
Fourth Quarter ended October 31	$ 2.24	$ 0.90	N/A	N/A

The above quotations have been adjusted to reflect our 10-for-1 stock split, effective January 17, 2006. The range of high and low price quotes of our common stock as set out in the table above is as quoted on the OTC Bulletin Board. The market quotations provided reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As our shares did not trade on the OTC Bulletin Board until December 2, 2005, no information is available for periods ending before that date. No information was available from the OTC Bulletin Board for any months ended prior to January 31, 2006.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and in such form as the SEC shall require by rule or regulation. The broker-dealer also must, prior to effecting any transaction in a penny stock, provide the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock that is not otherwise exempt from those rules, the broker-dealer must: (a) make a special written determination that the penny stock is a suitable investment for the purchaser and (b) receive from the purchaser his or her written acknowledgement of receipt of the determination and a written agreement to the transaction.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and therefore stockholders may have difficulty selling those securities.

Registered Holders Of Our Common Stock

As of November 13, 2006, there were 44 registered holders of record of our common stock. We believe that a large number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

Dividends

We have neither declared nor paid any cash dividends on our capital stock since our inception and do not contemplate paying cash dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business. Our Board of Directors will determine future dividend declarations and payments, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

There are no restrictions in our articles of incorporation or in our Bylaws which prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of a dividend:

(a)	We would not be able to pay our debts as they become due in the usual course of business; or

(b)

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving distributions.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings and, to our knowledge, no such proceedings are pending, threatened or contemplated.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

RECENT SALES OF UNREGISTERED SECURITIES

See Item 3.02 of this Current Report on Form 8-K.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors may be indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Chapter 78 of the NRS provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of us.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of us, even if they are unsuccessful in defending that action, if the officer or director:

  is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

  acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful.

However, with respect to actions brought by or on behalf of us against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to us, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Article IX of our Articles of Incorporation and Article 11 of our Bylaws provide that we are required to indemnify, to the full amount legally permissible under the laws of the State of Nevada, any person made a party to, or threatened to be made a party to, any civil, criminal, administrative or investigative action by reason of the fact that he is or was one of our directors or officers or was serving as a director or officer of another corporation, or as our representative in a partnership or other enterprise, at our request. We are also required to pay the expenses of defending any such action, provided that the director or officer provides us with an undertaking to repay the expenses paid if it is ultimately determined by a court that he is not entitled to be indemnified by us.

The NRS and our Articles of Incorporation and our Bylaws further provide that we are permitted, but not required, to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In order to acquire all of the outstanding shares of Vitavea AG, we issued an aggregate of 34,350,000 shares of our common stock. These shares were issued pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933 on the basis of representations provided by the former shareholders of Vitavea that they are not “US Persons” as that term is defined in Regulation S.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Effective on November 13, 2006, WKB Beteiligungsgesellschaft mbH (“WKB”) acquired an aggregate of 71,908,500 shares in our common stock. Of these shares, 31,258,500 shares were issued by us in exchange for 45,500 shares of Vitavea AG. The remaining 40,650,000 shares acquired by WKB were acquired from Peter J. Hoyle and Lina Zhou for an aggregate purchase price of $10,000. WKB paid for the purchase price of the shares acquired from Mr. Hoyle and Ms. Zhou out of its own funds. As a result, WKB now owns 65.9% of our total issued and outstanding shares of common stock.

Upon closing of our acquisition of Vitavea, Roger Liere was appointed to our Board of Directors and as our Chief Executive Officer and President, and John Boschert was appointed as our Chief Financial Officer, Treasurer and Secretary. Mr. Boschert continues to act on our Board of Directors.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 13, 2006, upon closing of the acquisition of Vitavea AG, Peter J. Hoyle resigned as our Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary and from our Board of Directors. The resignations of Mr. Hoyle were made in accordance with the terms of the Share Purchase Agreement and were not due to any disagreements with the Company.

Upon the tendering of Mr. Hoyle’s resignations, Roger Liere was appointed to our Board of Directors and as our Chief Executive Officer and President, and John Boschert was appointed as our Chief Financial Officer, Treasurer and Secretary.

Roger Liere was appointed to our Board of Directors and as our Chief Executive Officer and President upon closing of our acquisition of Vitavea. Mr. Liere has acted as the managing director of Vitavea since June 16, 2005. Since 1997, Mr. Liere has acted as the managing director of Marc Aurel Werbeagentur und Finanzdiensteleistungsinstitut, a financial services company.

John Boschert was appointed as our Chief Financial Officer, Treasurer and Secretary upon closing of our acquisition of Vitavea. Mr. Boschert has acted as a member of our Board of Directors since May 30, 2006.

Mr. Boschert is a self-employed business consultant. From July 2003 to June 2005, he was the president and owner of a food and beverage company based in Port Alberni, British Columbia, Canada. From 1999 to 2003, he served as a business consultant and officer of Qincom Networks Inc., a telecommunications services provider. From 1998 to 2002, he served as a business consultant and director of Universal Domains, Inc., a food services and domain name provider.

Mr. Boschert has acted as an officer and director of Balsam Ventures Inc., a company engaged in the business of developing a self-chilling beverage container.

Since June 28, 2005, Mr. Boschert has been the Secretary of Clyvia Inc., a company that, through its German subsidiary, Clyvia Technology GmbH, is developing a proprietary technology that utilizes a process known as fractional depolymerization to produce diesel fuel and heating oil from various forms of recyclable waste materials, including vegetable oils, plastics and organic solids.

Since April 19, 2006, John Boschert has been the Secretary and Treasurer of Skyflyer Inc., a development stage company engaged in the business of developing a recreational flying device and facility in which the flying device is to operate.

Since March, 2006, John Boschert has acted as a director of Exploration Drilling International Inc. (“EDI”). Mr. Boschert also acts as the Secretary for EDI. EDI is a development stage company that provides well drilling services and equipment.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

We have included as Exhibit 99.2 to this Current Report on Form 8-K the following unaudited, English language financial statements of Vitavea AG, prepared in accordance with US generally accepted accounting principals and stated in US dollars:

	1.	Balance Sheets as at July 31, 2006 and December 31, 2005;

	2.	Statements of Operations and Comprehensive Loss for the seven-month period ended July 31, 2006 and 2005 and the period March 31, 2004 (inception) to July 31, 2006;

	3.	Statements of Cash Flows for the seven-month period ended July 31, 2006 and 2005 and the period March 31, 2004 (inception) to July 31, 2006;

	4.	Statements of Changes in Stockholders’ Equity (Deficiency) for the seven-month period ended July 31, 2006, the financial year ended 2005 and the period March 31, 2004 (inception) to July 31, 2006; and

	5.	Notes to the interim financial statements.

We have included as Exhibit 99.3 to this Current Report on Form 8-K the following audited, English language financial statements of Vitavea AG, prepared in accordance with US generally accepted accounting principals and stated in US dollars:

	1.	Balance Sheets as at December 31, 2005 and December 31, 2004;

	2.	Statements of Operations and Comprehensive Loss for the year ended December 2005 and the period ended December 31, 2004;

	3.	Statements of Cash Flows for the year ended December 31, 2005 and the period ended December 31, 2004;

	4.	Statements of Changes in Stockholders’ Equity (Deficiency) for the year ended December 31, 2005 and the period ended December 31, 2004;

	5.	Notes to the financial statements for the year ended December 31, 2005 and the period ended December 31, 2004; and

	6.	Report of Independent Registered Public Accounting Firm.

(b)	Pro forma Financial Information.

Included herein as Exhibit 99.4 to this Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements giving effect to our acquisition of Vitavea AG:

	1.	Unaudited Pro Forma Consolidated Balance Sheet as of July 31, 2006;

	2.	Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Loss for the period ended July 31, 2006;

	3.	Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Loss for the year ended October 31, 2005; and

	4.	Notes to the Pro Forma Consolidated Financial Statements.

(c)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Share Purchase Agreement among GA Computer Sciences Inc., Vitavea AG, WKB Beteiligungsgesellschaft mbH, Crystalwood Holdings Ltd., Peter J. Hoyle and Lina Zhou, dated for reference the 31st day of July, 2006.(1)

99.1	Press Release dated November 15, 2006.

99.2	Audited Financial Statements of Vitavea AG for the year ended December 31, 2005, stated in US dollars,

99.3	Unaudited Financial Statements of Vitavea AG for the interim period ended July 31, 2006, stated in US dollars.

99.4	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations.

(1)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GA COMPUTER SCIENCES INC.

Date: November 17, 2006	By:	/s/ Roger Liere
Name: Roger Liere
Title: Chief Executive Officer and President